Exhibit 99.1

7733 Forsyth Boulevard Suite 800 St. Louis, Missouri 63105	Phone: 314.854.8000 Fax: 314.854.8003 www.Belden.com

News Release

Belden Delivers Solid Operating Results in Second Quarter 2012

St. Louis, Missouri - August 9, 2012 - Belden Inc. (NYSE: BDC), a global leader in signal transmission solutions for mission-critical applications, today reported second quarter 2012 results for the period ended July 1, 2012.

Second Quarter Highlights

•	Generated record gross profit margin of 31.4%, increasing 220 basis points from 29.2% in the year-ago period;

•	Achieved operating profit margin of 12.1%, increasing 260 basis points sequentially and 120 basis points year over year;

•	Successfully completed the acquisition of Miranda Technologies, Inc. in July 2012;

•

Purchased 776,240 shares of Belden common stock for $25.0 million during the quarter, bringing the total program-to-date shares retired to 3.05 million under the previously announced share repurchase program; and

•	Guided full year 2012 adjusted revenue, inclusive of Miranda, to a range of $1.95 – $1.97 billion and adjusted income from continuing operations per diluted share to a range of $2.95 – $3.05.

Second Quarter Results

Revenue for the quarter totaled $484.0 million, up 4% compared to $464.3 million in the first quarter 2012. Income from continuing operations per diluted share for the quarter totaled $0.92, compared to $0.52 per diluted share in the first quarter 2012 and $0.72 per diluted share in the second quarter 2011. The effective tax rate for the quarter was less than the 25.0% rate estimated in the Company’s previous guidance due to the timing within the year of favorable discrete tax items, which had a positive impact of $0.17 per diluted share.

John Stroup, President and CEO of Belden Inc., commented, “I am pleased with our second quarter results, including margin expansion both sequentially and year over year in all segments. Our ability to improve financial results in this challenging macroeconomic environment is a testament to our improved business portfolio, robust business systems and a talented team. Weakness in southern Europe and China was partially offset by strong performance in the Americas and Germany. We believe we’re navigating the current business climate well, and we are implementing responsible cost measures to ensure a strong position going forward.”

Belden Delivers Solid Operating Results in Second Quarter 2012 – Page 2 of 3

Outlook

“While I’m pleased with our execution, macroeconomic uncertainty is a concern. Therefore, we remain committed to funding our growth initiatives while closely managing our overall cost structure,” said Mr. Stroup.

For the full year 2012, the Company expects adjusted revenues to be $1.95 – $1.97 billion and adjusted income from continuing operations per diluted share to be $2.95 – $3.05. This guidance includes Miranda, with an adjusted impact of $80 million of revenue and $0.14 of income from continuing operations per diluted share. Additionally, 2012 guidance now excludes the full year expense related to the amortization of intangible assets from prior period acquisitions, with a favorable impact of $0.15 on income from continuing operations per diluted share. For comparison against our future adjusted results, the attached appendix for reconciliation of non-GAAP measures sets forth year to date and prior year results on a comparably adjusted basis.

“We expect our third quarter 2012 adjusted revenues to be $490 – $500 million and adjusted income from continuing operations per diluted share to be $0.69 – $0.74.”

Adjusted results are non-GAAP measures that reflect certain adjustments the Company makes to provide insight into operating results. The Company’s outlook excludes restructuring activities, purchase accounting effects related to acquisitions, amortization of intangible assets from prior period acquisitions, and revenue and cost of sale deferrals.

Earnings Conference Call

Management will host a conference call today at 10:30 a.m. Eastern to discuss results of the quarter. The listen-only audio of the conference call will be broadcast live via the Internet at http://investor.belden.com. The dial-in number for participants in the U.S. is 888-599-8685; the dial-in number for participants outside the U.S. is 913-312-0403. A replay of this conference call will remain accessible in the investor relations section of the Company’s website for a limited time.

Forward Looking Statements

Statements in this release other than historical facts are “forward looking statements” made in reliance upon the safe harbor of the Private Securities Litigation Reform Act of 1995. Forward looking statements include any statements regarding future revenues, costs and expenses, operating income, earnings per share, margins, cash flows, dividends, and capital expenditures. These forward looking statements are based on forecasts and projections about the markets and industries served by the Company and about general economic conditions. They reflect management’s beliefs and expectations. They are not guarantees of future performance and they involve risk and uncertainty. The Company’s actual results may differ materially from these expectations. Changes in the global economy may impact the Company’s results. Turbulence in financial markets may increase the Company’s borrowing costs. Additional factors that may cause actual results to differ from the Company’s expectations include: the Company’s reliance on key distributors in marketing products; the Company’s ability to execute and realize the expected benefits from strategic initiatives (including revenue growth, cost control, and productivity improvement programs); changes in the level of economic activity in the Company’s major geographic markets; difficulties in realigning manufacturing capacity and capabilities

Belden Delivers Solid Operating Results in Second Quarter 2012 – Page 3 of 3

among the Company’s global manufacturing facilities; the competitiveness of the global cable, connectivity and networking industries; variability in the Company’s quarterly and annual effective tax rates; changes in accounting rules and interpretation of these rules which may affect the Company’s reported earnings; changes in currency exchange rates and political and economic uncertainties in the countries where the Company conducts business; demand for the Company’s products; the cost and availability of materials including copper, plastic compounds derived from fossil fuels, electronic components, and other materials; energy costs; the Company’s ability to achieve acquisition performance expectations and to integrate acquired businesses successfully; the ability of the Company to develop and introduce new products; the Company having to recognize charges that would reduce income as a result of impairing goodwill and other intangible assets; security risks and the potential for business interruption from operating in volatile countries; disruptions or failures of the Company’s (or the Company’s suppliers or customers) systems or operations in the event of a major earthquake, weather event, cyber-attack, terrorist attack, or other catastrophic event that could cause delays in completing sales, providing services, or performing other mission-critical functions; and other factors. For a more complete discussion of risk factors, please see our Annual Report on Form 10-K for the year ended December 31, 2011, filed with the SEC on February 29, 2012. Belden disclaims any duty to update any forward looking statements as a result of new information, future developments, or otherwise.

About Belden

St. Louis-based Belden Inc. designs, manufactures, and markets cable, connectivity, and networking products in markets including industrial automation, enterprise, transportation, infrastructure, and consumer electronics. It has approximately 6,900 employees, and provides value for industrial automation, enterprise, education, healthcare, entertainment and broadcast, sound and security, transportation, infrastructure, consumer electronics and other industries. Belden has manufacturing capabilities in North America, South America, Europe, and Asia, and a market presence in nearly every region of the world. Belden was founded in 1902, and today is a leader with some of the strongest brands in the signal transmission industry. For more information, visit www.belden.com.

Contact:

Belden Investor Relations

314-854-8054

Investor.Relations@Belden.com

BELDEN INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND

COMPREHENSIVE INCOME

(Unaudited)

	Three Months Ended		Six Months Ended
	July 1, 2012	July 3, 2011	July 1, 2012	July 3, 2011
	(In thousands, except per share data)
Revenues	$484,042	$536,251	$948,333	$997,879
Cost of sales	(332,121)	(379,637)	(654,694)	(710,810)

Gross profit	151,921	156,614	293,639	287,069
Selling, general and administrative expenses	(77,931)	(84,380)	(161,157)	(159,316)
Research and development	(15,029)	(14,530)	(29,062)	(28,159)
Amortization of intangibles	(2,570)	(3,347)	(5,805)	(7,026)
Income from equity method investment	1,960	3,855	4,701	7,717

Operating income	58,351	58,212	102,316	100,285
Interest expense	(12,502)	(12,748)	(24,423)	(24,556)
Interest income	211	156	562	315

Income from continuing operations before taxes	46,060	45,620	78,455	76,044
Income tax expense	(3,670)	(10,739)	(11,790)	(19,145)

Income from continuing operations	42,390	34,881	66,665	56,899
Loss from discontinued operations, net of tax	—	(156)	—	(284)

Net income	$42,390	$34,725	$66,665	$56,615

Weighted average number of common shares and equivalents:
Basic	45,526	47,401	45,720	47,304
Diluted	46,305	48,414	46,623	48,372
Basic income (loss) per share:
Continuing operations	$0.93	$0.73	$1.46	$1.20
Discontinued operations	—	—	—	(0.01)

Net income	$0.93	$0.73	$1.46	$1.19

Diluted income (loss) per share:
Continuing operations	$0.92	$0.72	$1.43	$1.18
Discontinued operations	—	—	—	(0.01)

Net income	$0.92	$0.72	$1.43	$1.17

Comprehensive income	$14,152	$42,326	$49,053	$86,973

Dividends declared per share	$0.05	$0.05	$0.10	$0.10

BELDEN INC.

OPERATING SEGMENT INFORMATION

(Unaudited)

	Americas	EMEA	Asia Pacific	Total Segments	Eliminations	Income from Equity Method Investment	Total
	(In thousands)
Three Months Ended July 1, 2012
External customer revenues	$308,775	$93,401	$81,866	$484,042	$—	$—	$484,042
Affiliate revenues	9,936	29,960	1,400	41,296	(41,296)	—	—

Total revenues	$318,711	$123,361	$83,266	$525,338	$(41,296)	$—	$484,042

Operating income	$44,698	$21,089	$9,409	$75,196	$(18,805)	$1,960	$58,351

Three Months Ended July 3, 2011
External customer revenues	$325,732	$115,498	$95,021	$536,251	$—	$—	$536,251
Affiliate revenues	11,475	27,482	398	39,355	(39,355)	—	—

Total revenues	$337,207	$142,980	$95,419	$575,606	$(39,355)	$—	$536,251

Operating income	$40,001	$20,079	$9,138	$69,218	$(14,861)	$3,855	$58,212

Six Months Ended July 1, 2012
External customer revenues	$608,397	$187,530	$152,406	$948,333	$—	$—	$948,333
Affiliate revenues	20,022	57,448	2,006	79,476	(79,476)	—	—

Total revenues	$628,419	$244,978	$154,412	$1,027,809	$(79,476)	$—	$948,333

Operating income	$80,976	$38,504	$14,078	$133,558	$(35,943)	$4,701	$102,316

Six Months Ended July 3, 2011
External customer revenues	$602,730	$219,188	$175,961	$997,879	$—	$—	$997,879
Affiliate revenues	23,543	50,148	499	74,190	(74,190)	—	—

Total revenues	$626,273	$269,336	$176,460	$1,072,069	$(74,190)	$—	$997,879

Operating income	$71,118	$33,848	$15,421	$120,387	$(27,819)	$7,717	$100,285

BELDEN INC.

SUPPLEMENTAL PRODUCT GROUP INFORMATION

(Unaudited)

	Americas	EMEA	Asia Pacific	Total
	(In thousands)
Three Months Ended July 1, 2012
Cable products	$241,987	$40,241	$63,187	$345,415
Networking products	27,355	29,478	14,952	71,785
Connectivity products	39,433	23,682	3,727	66,842

Total revenues	$308,775	$93,401	$81,866	$484,042

Three Months Ended July 3, 2011
Cable products	$254,826	$46,628	$77,043	$378,497
Networking products	27,863	40,080	13,591	81,534
Connectivity products	43,043	28,790	4,387	76,220

Total revenues	$325,732	$115,498	$95,021	$536,251

Six Months Ended July 1, 2012
Cable products	$473,208	$80,236	$121,236	$674,680
Networking products	53,611	59,254	24,230	137,095
Connectivity products	81,578	48,040	6,940	136,558

Total revenues	$608,397	$187,530	$152,406	$948,333

Six Months Ended July 3, 2011
Cable products	$465,932	$89,839	$141,854	$697,625
Networking products	54,477	72,673	25,639	152,789
Connectivity products	82,321	56,676	8,468	147,465

Total revenues	$602,730	$219,188	$175,961	$997,879

BELDEN INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	July 1, 2012	December 31, 2011
	(Unaudited)
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$337,278	$382,716
Receivables, net	322,572	299,070
Inventories, net	183,954	202,143
Deferred income taxes	20,073	19,660
Other current assets	21,013	21,832

Total current assets	884,890	925,421

Property, plant and equipment, less accumulated depreciation	287,802	286,933
Goodwill	343,795	348,032
Intangible assets, less accumulated amortization	143,513	151,683
Deferred income taxes	19,128	12,219
Other long-lived assets	65,193	63,832

	$1,744,321	$1,788,120

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$214,595	$227,571
Accrued liabilities	124,413	153,995

Total current liabilities	339,008	381,566
Long-term debt	550,265	550,926
Postretirement benefits	129,421	131,237
Other long-term liabilities	27,827	29,842
Stockholders’ equity:
Common stock	503	503
Additional paid-in capital	593,844	601,484
Retained earnings	338,419	276,363
Accumulated other comprehensive loss	(40,321)	(22,709)
Treasury stock	(194,645)	(161,092)

Total stockholders’ equity	697,800	694,549

	$1,744,321	$1,788,120

BELDEN INC.

CONDENSED CONSOLIDATED CASH FLOW STATEMENTS

(Unaudited)

	Six Months Ended
	July 1, 2012	July 3, 2011
	(In thousands)
Cash flows from operating activities:
Net income	$66,665	$56,615
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	23,659	25,111
Share-based compensation	6,339	5,716
Provision for inventory obsolescence	3,056	1,160
Pension funding less than pension expense	883	1,820
Tax benefit related to share-based compensation	(3,909)	(1,796)
Income from equity method investment	(4,701)	(7,717)
Deferred income tax expense (benefit)	(10,368)	176
Changes in operating assets and liabilities, net of the effects of currency exchange rate changes and acquired businesses:
Receivables	(27,553)	(50,623)
Inventories	13,418	(18,616)
Accounts payable	(10,823)	19,282
Accrued liabilities	(23,754)	(14,535)
Accrued taxes	3,566	12,864
Other assets	(1,832)	1,310
Other liabilities	(4,084)	383

Net cash provided by operating activities	30,562	31,150

Cash flows from investing activities:
Capital expenditures	(21,753)	(14,883)
Cash used to acquire businesses, net of cash acquired	(587)	(52,418)
Proceeds from disposal of tangible assets	353	1,222

Net cash used for investing activities	(21,987)	(66,079)
Cash flows from financing activities:
Payments under share repurchase program	(50,000)	—
Cash dividends paid	(4,712)	(4,718)
Payments under borrowing arrangements	(600)	—
Debt issuance costs	—	(3,296)
Proceeds from exercise of stock options	2,198	4,554
Proceeds from settlement of derivatives	2,733	—
Tax benefit related to share-based compensation	3,909	1,796

Net cash used for financing activities	(46,472)	(1,664)
Effect of foreign currency exchange rate changes on cash and cash equivalents	(7,541)	7,252

Decrease in cash and cash equivalents	(45,438)	(29,341)
Cash and cash equivalents, beginning of period	382,716	358,653

Cash and cash equivalents, end of period	$337,278	$329,312

BELDEN INC.

RECONCILIATION OF PRIOR OUTLOOK TO CURRENT OUTLOOK

(Unaudited)

	Adjusted Revenues (3)	Adjusted Income from Continuing Operations per Diluted Share (3)
	(In millions, except per share amounts)
Prior outlook (May 10th, 2012)	$1,980 - $2,020	$2.75 - $2.90
Miranda Technologies acquisition (1)	80	0.14
Amortization of intangibles from prior acquisitions (2)	—	0.15
Full year tax rate 25% to 23%	—	0.08
Copper prices	(20)	—
Foreign currency translation	(30)	(0.10)
Changes to outlook	(60) - (80)	(0.07) - (0.12)

Current outlook (August 9th, 2012)	$1,950 - $1,970	$2.95 - $3.05

(1)	Excludes amortization of intangible assets and other impacts of purchase accounting, and revenue and cost of sale deferrals
(2)	Includes the full year impact related to the amortization of intangible assets from prior period acquisitions
(3)	Adjusted results are non-GAAP measures that we utilize to review our ongoing operations without the effect of certain adjustments and for comparison to budgeted operating results

BELDEN INC.

RECONCILIATION OF NON-GAAP MEASURES

2011 and YTD 2012

(Unaudited)

Acquisitions of networking and connectivity companies are critical to our long-term strategy, and Miranda is an example of an acquisition that we made in our networking platform. We expect to acquire additional networking and connectivity companies as we continue to expand. Connectivity and networking companies tend to have technology and other attributes that result in a greater portion of their value being attributed to intangible assets. We believe that presenting operating results adjusted for certain items, including amortization of intangible assets, is useful for investors because it provides important insights into how management oversees our business operations on a day-to-day basis, including when comparing actual results to budgeted operating results. In addition to excluding amortization of intangibles, adjusted results may exclude the effects of asset impairments, purchase accounting effects related to acquisitions, revenue and cost of sales deferrals, severance charges, accelerated depreciation, gains (losses) recognized on the disposal of tangible assets, and other costs. Adjusted revenues and income from continuing operations also exclude the impact of any deferral of revenues and cost of sales required under revenue recognition rules applicable to our acquired Miranda operations. Adjusted results should be considered only in conjunction with results reported according to accounting principles generally accepted in the United States. We present below a reconciliation, quarterly and full year, for 2011 and for the first and second quarters of 2012 of our GAAP operating income to adjusted (non-GAAP) income from continuing operations per diluted share. The adjusted results exclude amortization of intangibles, asset impairments, and severance and restructuring charges that were incurred during the covered periods. The results of Miranda are excluded from this reconciliation because we completed the acquisition in the third quarter of 2012. We have not presented a reconciliation of non-GAAP measures for the third quarter and full year 2012 guidance because we are unable to estimate the adjustment amounts.

	Three Months Ended				Twelve Months Ended	Three Months Ended
	April 3, 2011	July 3, 2011	October 2, 2011	December 31, 2011	December 31, 2011	April 1, 2012	July 1, 2012
	(In thousands, except percentages and per share amounts)
GAAP operating income	$42,073	$58,212	$51,863	$34,858	$187,006	$43,965	$58,351
Amortization of intangibles	3,679	3,347	3,371	3,375	13,772	3,235	2,570
Asset impairment	—	—	—	2,549	2,549	—	—
Severance and other restructuring costs	—	—	—	4,938	4,938	—	—

Total operating income adjustments	3,679	3,347	3,371	10,862	21,259	3,235	2,570

Adjusted operating income	$45,752	$61,559	$55,234	$45,720	$208,265	$47,200	$60,921

Adjusted operating income as a percent of revenues	9.9%	11.5%	10.6%	9.8%	10.5%	10.2%	12.6%

GAAP income from continuing operations	$22,018	$34,881	$31,365	$26,989	$115,253	$24,275	$42,390
Operating income adjustments	3,679	3,347	3,371	10,862	21,259	3,235	2,570
Tax effect of adjustments	(1,189)	(1,089)	(1,091)	(3,511)	(6,880)	(1,076)	(920)

Adjusted income from continuing operations	$24,508	$37,139	$33,645	$34,340	$129,632	$26,434	$44,040

GAAP income from continuing operations per diluted share	$0.46	$0.72	$0.65	$0.57	$2.40	$0.52	$0.92
Adjusted income from continuing operations per diluted share	$0.51	$0.77	$0.70	$0.72	$2.69	$0.56	$0.95

GAAP and Adjusted diluted weighted average shares	48,330	48,414	48,244	47,415	48,104	46,938	46,305